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                                                                    EXHIBIT 23.1

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into the previously filed Registration Statements of Republic Industries, Inc. on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269,
333-08479, 333-18009 and 333-20667), Form S-4 (Registration No. 333-17915) and
Forms S-8 (Registration Nos. 33-93742, 333-07623, 333-19453 and 333-20669).



ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  March 14, 1997.